                                                  As filed on September 25, 2002
                                                 Registration No. 333-__________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             ABERCROMBIE & FITCH CO.
                    ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                         31-1469076
-------------------------------             -----------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


               6301 Fitch Path, New Albany, Ohio            43054
         -------------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)


          ABERCROMBIE & FITCH CO. 2002 STOCK OPTION PLAN FOR ASSOCIATES
          -------------------------------------------------------------
                            (Full Title of the Plan)


                                                       Copy to:
SETH R. JOHNSON
Executive Vice President - Chief Operating Officer     Elizabeth Turrell Farrar, Esq.
Abercrombie & Fitch Co.                                Vorys, Sater, Seymour and Pease LLP
6301 Fitch Path                                        52 East Gay Street, P.O. Box 1008
New Albany, Ohio  43054                                Columbus, Ohio  43216-1008
-----------------------------------------
(Name and Address of Agent for Service)


                                 (614) 283-6500
     ----------------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                          Proposed Maximum
     Title of Securities            Amount to be              Proposed Maximum           Aggregate Offering           Amount of
     to be Registered(1)             Registered         Offering Price Per Share(2)            Price(2)            Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,             5,000,000 shares       $25.00 for 113,053 shares;         $127,949,399               $11,772
$.01 par value                                          $26.60 for 2,527,000 shares;
                                                         $26.64 for 650,000 shares;
                                                          $29.99 for 2,000 shares;
                                                          $31.98 for 2,000 shares;
                                                          $31.68 for 3,000 shares;
                                                          $30.90 for 2,000 shares;
                                                          $32.25 for 2,000 shares;
                                                         $31.52 for 61,000 shares;
                                                          $30.73 for 2,000 shares;
                                                          $26.06 for 3,000 shares;
                                                          $24.49 for 5,000 shares;
                                                         $24.17 for 30,000 shares;
                                                          $21.80 for 1,000 shares;
                                                          $19.29 for 1,000 shares;
                                                         $24.27 for 60,500 shares;
                                                          $24.45 for 1,000 shares;
                                                          $23.50 for 2,000 shares;
                                                          $24.15 for 1,000 shares;
                                                        $23.33 for 1,531,447 shares
==================================================================================================================================


     (1) This Registration Statement also covers related Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which evidence the right to purchase under certain conditions, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, $.01 par value. Registrant is required to deliver .50 Right, subject to adjustment, with each share of Class A Common Stock that becomes outstanding until the "distribution date" for the Rights, at which date the Rights will commence trading separately from the shares of Class A Common Stock.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and computed on the basis of: (a) the respective prices at which options to purchase such shares may be exercised in respect of an aggregate of 3,468,553 of the shares to be registered and (b) $23.33 for 1,531,447 of the shares to be registered, the average of the high and low sales prices reported on the New York Stock Exchange on September 20, 2002.


                               -----------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Abercrombie & Fitch Co. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended February 2, 2002.

     (b) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended May 4, 2002.

     (c) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended August 3, 2002.

     (d) The Registrant's Current Report on Form 8-K, dated September 13, 2002 and filed with the Commission on that date.

     (e) The description of the Registrant's Class A Common Stock, $.01 par value, included in the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended August 3, 2002.

     (f) The description of the Registrant's Series A Participating Cumulative Preferred Stock Purchase Rights set forth in the Registrant's Form 8-A/A (Amendment No. 2) dated September 19, 2001, filed with the Commission on September 19, 2001, amending the Registrant's Registration Statement on Form 8-A, dated July 21, 1998 and filed with the Commission on July 21, 1998, as previously amended by Amendment No. 1 thereto, dated April 23, 1999 and filed with the Commission on April 26, 1999.

     All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Abercrombie & Fitch Co. 2002 Stock Option Plan for Associates have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

     The Registrant's Amended and Restated Bylaws provide generally that the Registrant is to indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Amended and Restated Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein.

     The Registrant's Amended and Restated Certificate of Incorporation provides that directors of the Registrant will not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provisions do not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase or redeem stock.

     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index beginning on page 8.

ITEM 9. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on September 25, 2002.

                                     ABERCROMBIE & FITCH CO.


                                     By  /s/ Wesley S. McDonald
                                        ---------------------------------------
                                        Wesley S. McDonald,
                                        Vice President - Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 2002.




SIGNATURE                                       TITLE
---------                                       -----
               *                                Chairman of the Board  of Directors and Chief
---------------------------------               Executive Officer (Principal Executive Officer)
Michael S. Jeffries


/s/ Seth R. Johnson                             Executive Vice President - Chief Operating Officer and
---------------------------------               Director
Seth R. Johnson


               *                                Director
---------------------------------
Russell M. Gertmenian


               *                                Director
---------------------------------
John A. Golden


               *                                Director
---------------------------------
Archie M. Griffin


               *                                Director
---------------------------------
John W. Kessler


               *                                Director
---------------------------------
Sam N. Shahid, Jr.


               *                                Director
---------------------------------
Kathryn D. Sullivan, Ph.D.


/s/ Wesley S. McDonald                          Vice President - Chief Financial Officer (Principal
---------------------------------               Financial and Accounting Officer)
Wesley S. McDonald



     *Seth R. Johnson, by signing his name hereto, signs this document on behalf of each of the individuals identified above pursuant to a power of attorney duly executed by each such individual.

                                                By   /s/ Seth R. Johnson
                                                   -----------------------------
                                                   Seth R. Johnson,
                                                   Attorney-in-Fact

                                  EXHIBIT INDEX

               The following exhibits are filed as part of this Registration
               Statement:


Exhibit No.    Description
-----------    -----------

   4.1         Amended and Restated Certificate of Incorporation of the
               Registrant as filed with the Delaware Secretary of State on August 27, 1996, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
               November 2, 1996. (File No. 1-12107)

   4.2         Certificate of Designation of Series A Participating Cumulative
               Preferred Stock of the Registrant as filed with the Delaware
               Secretary of State on July 21, 1998, incorporated by reference to
               Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1999. (File No. 1-12107)

   4.3         Certificate of Decrease of Shares Designated as Class B Common
               Stock of the Registrant as filed with the Delaware Secretary of State on July 30, 1999, incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999. (File No. 1-12107)

   4.4         Amended and Restated Bylaws of the Registrant, effective January
               31, 2002, incorporated by reference to Exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the year ended
               February 2, 2002. (File No. 1-12107)

   4.5         Rights Agreement, dated as of July 16, 1998, between the
               Registrant and First Chicago Trust Company of New York, as Rights
               Agent, incorporated by reference to Exhibit 1 to the Registrant's
               Registration Statement on Form 8-A dated July 21, 1998. (File No.
               1-12107)

   4.6 Amendment No. 1 to Rights Agreement, dated as of April 21, 1999, between the Registrant and First Chicago Trust Company of New
               York, as Rights Agent, incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to Form 8-A dated April 23,
               1999. (File No. 1-12107)

   4.7 Certificate of adjustment of number of Rights associated with each share of Class A Common Stock, dated May 27, 1999, incorporated by reference to Exhibit 4.6 to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended July 31,
               1999. (File No. 1-12107)

   4.8 Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on October 8, 2001, between the Registrant and National City Bank, incorporated by reference to
               Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 4, 2001. (File No. 1-12107)




   10.1 Abercrombie & Fitch Co. 2002 Stock Option Plan for Associates, incorporated by reference to Exhibit 10.4 to the Registrant's
               Annual Report on Form 10-K for the year ended February 2, 2002
               (File No. 1-12107).

   23.1        Consent of Independent Accountants.*

   24.1        Power of Attorney.*


---------------------

* Filed herewith.